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                                  EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT
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                                  EXHIBIT (21)

                           SUBSIDIARIES OF REGISTRANT

                                                                        Name Under Which
Subsidiary                          State of Incorporation            Subsidiary Does Business
- ----------                          ----------------------            ------------------------

The Citizens Banking Company             Ohio                      The Citizens Banking Company

Freedom Financial Life
 Insurance Company                       Arizona                   Freedom Financial Life
                                                                    Insurance Company

First National Bank of Chester           United States             First National Bank of Chester

Freedom Express, Inc.                    Ohio                      Freedom Express, Inc.